SUB-ITEM 77I:  Terms of new or amended securities

77I(b) - Attached is the Class A Shares, Class B Shares and Class C Shares (Shares) Exhibit to the Multiple Class Plan of Regions Morgan Keegan Select Strategic Equity Fund, a portfolio of Regions Morgan Keegan Select Funds. The information contained in the attached Exhibit serves as the description of the Shares as required by this Item.




REGIONS MORGAN KEEGAN SELECT FUNDS

EXHIBIT B
to the
Multiple Class Plan

Class A Shares, Class B Shares and Class C Shares of:

Regions Morgan Keegan Select Strategic Equity Fund

This Restated Multiple Class Plan is adopted by REGIONS MORGAN KEEGAN SELECT FUNDS with respect to the Classes of Shares of the portfolio of REGIONS MORGAN KEEGAN SELECT FUNDS set forth above.

Witness the due execution hereof this 1st day of December, 2002.

REGIONS MORGAN KEEGAN SELECT FUNDS


By:  /s/  Heather W. Froehlich
Name:  Heather W. Froehlich
Title:  Vice President




ITEM 77Q(1)(a)(i) - COPIES OF ANY MATERIAL AMENDMENTS TO THE REGISTRANT'S CHARTER OR BY-LAWS


REGIONS FUNDS
Amendment No. 13
to the
Amended & Restated Declaration of Trust
dated May 19, 2000

THIS Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

"Section 5.  Establishment and Designation of Series or Class.

Without limiting the authority of the Trustees set forth in Article XII,
Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

Regions Morgan Keegan Select Aggressive Growth Fund
Class A Shares
Class B Shares
Class C Shares
Regions Morgan Keegan Select Balanced Fund
Class A Shares
Class B Shares
Class C Shares
Regions Morgan Keegan Select Fixed Income Fund
Class A Shares
Class B Shares
Class C Shares
Regions Morgan Keegan Select Government Money Market Fund
Regions Morgan Keegan Select Growth Fund
Class A Shares
Class B Shares
Class C Shares
Regions Morgan Keegan Select Limited Maturity Government Fund
Class A Shares
Class B Shares
Class C Shares
Regions Morgan Keegan Select Strategic Equity Fund
Class A Shares
Class B Shares
Class C Shares
Regions Morgan Keegan Select Treasury Money Market Fund
Class A Shares
Class B Shares
Regions Morgan Keegan Value Fund
Class A Shares
Class B Shares
Class C Shares



	The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 14th day of November, 2002.

	WITNESS the due execution hereof this 14th day of November, 2002.



/s/ John F. Donahue		/s/ Lawrence D. Ellis, M.D.
John F. Donahue		Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley		/s/ Peter E. Madden
Thomas G. Bigley		Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.		Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis		John E. Murray, Jr.

/s/ John F. Cunningham		/s/Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ J. Christopher Donahue		/s/ John S. Walsh
J. Christopher Donahue		John S. Walsh




ITEM 77Q(1)(a)(ii) - COPIES OF ANY MATERIAL AMENDMENTS TO THE REGISTRANT'S CHARTER OR BY-LAWS


Regions Morgan Keegan Select Funds
Amendment #5
to the By-Laws
(effective August 23, 2002)
Strike Sections 2 and 3 of Article II and replace with the following:

	Section 2. Chairman of the Trustees ("Chairman"). The Chairman, if there be a Chairman, or his designee, shall preside at the meetings of shareholders and of the Board of Trustees and shall perform such other duties as may be assigned to him from time to time by the Trustees.

	Section 3. President. The President shall be the principal executive officer of the Trust. The President, in the absence of the Chairman, shall perform all duties and may exercise any of the powers of the Chairman subject to the control of the other Trustees. He shall counsel and advise the Chairman on matters of major importance. He shall have general supervision over the business of the Trust and policies of the Trust. He shall employ and define the duties of all employees of the Trust, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Trust and shall perform such other duties as may be assigned to him from time to time by the Trustees, the Chairman or the Executive Committee.




ITEM 77Q(1)(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS

REGIONS MORGAN KEEGAN SELECT FUNDS

INVESTMENT ADVISORY CONTRACT

	This Contract is made as of February 26, 1992, as amended and restated on May 5, 2002 and November 1, 2002, between Morgan Asset Management, Inc., a registered investment adviser and an indirect, wholly owned subsidiary of Regions Financial Corporation (the "Adviser"), and Regions Morgan Keegan Select Funds, a Massachusetts business trust (the "Trust").

	WHEREAS, the Trust is an open-end management investment company as that term is defined in the Investment Company Act of 1940 and is registered as such with the Securities and Exchange Commission; and

	WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

	1.	The Trust hereby appoints Adviser as Investment Adviser for each of the portfolios ("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trustees of the Trust, Adviser shall provide investment research and supervision of the investments of each of the Funds and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

	2.	Adviser, in its supervision of the investments of each of the
Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission.

	3.	Each Fund shall pay or cause to be paid all of its own expenses and its allocable share of Trust expenses, including without limitation, the expenses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; fees and expenses of preparing and its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940 and any amendments thereto; expenses of registering and qualifying the Trust, the Funds and shares ("Shares") of the Funds under Federal and state laws and regulations; expenses of preparing, printing and distributing prospectuses (and any amendments thereto); interest expense, taxes, fees and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares, including expenses attributable to a program of periodic issue;
charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds.
Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4.	Each of the Funds shall pay to Adviser, for all services rendered to such Fund by Adviser hereunder, the fees set forth in the exhibits attached hereto.

	5.	The net asset value of each Fund's Shares as used herein will be calculated to the nearest 1/10th of one cent.

	6.	The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds or classes thereof) to the extent the expenses of any Fund or a class thereof exceed such lower expense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for each Fund as of the date of
execution of the applicable exhibit and shall continue in effect with respect to each Fund presently set forth on as exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this contract) for two years from the date of this contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

	8.	Notwithstanding any provision in this Contract, it may be
terminated at any time with respect to any Fund, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the shareholders of that Fund on sixty (60) days' written notice to Adviser.

	9.	This Contract may not be assigned by Adviser and shall
automatically terminate in the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	10.	In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of Trustees who are not parties to this Contract or interested persons of any such party to this Contract (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and on behalf of a Fund by a majority of the outstanding voting securities of such Fund.



	12.	Adviser is hereby expressly put on notice of the limitation of liability as set forth in Article XI of the Declaration of Trust and agrees that the obligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particular Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

Adviser agrees to maintain the security and confidentiality of nonpublic personal information (NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248. Adviser agrees to use and redisclose such NPI for the limited purposes of processing and servicing transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248.14, 248.15 and 248.13, respectively.

This Contract shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

	15.	This Contract will become binding on the parties hereto upon their execution of the attached exhibits to this Contract.


EXHIBIT A
to the
Investment Advisory Contract


For all services rendered by Adviser hereunder, each Fund shall pay to Adviser, and Adviser agrees to accept as full compensation for all services rendered hereunder, the annual investment advisory fee provided below. The fee shall be accrued daily at the rate of 1/365th of the applicable annual rate provided below, applied to the daily net assets of the Fund, and paid daily to Adviser.

Regions Morgan Keegan Select Funds
Annual
Advisory
Fee
Effective
Date
Regions Morgan Keegan Select Aggressive Growth
Fund
0.75%
November 1,
2002
Regions Morgan Keegan Select Balanced Fund
0.80%
November 1,
2002
Regions Morgan Keegan Select Fixed Income Fund
0.75%
November 1,
2002
Regions Morgan Keegan Select Government Money
Market Fund
0.50%
November 1,
2002
Regions Morgan Keegan Select Growth Fund
0.80%
November 1,
2002
Regions Morgan Keegan Select Limited Maturity
Government Fund
0.70%
November 1,
2002
Regions Morgan Keegan Select Strategic Equity
Fund
0.80%
November 1,
2002
Regions Morgan Keegan Select Treasury Money
Market Fund
0.50%
November 1,
2002
Regions Morgan Keegan Select Value Fund
0.80%
November 1,
2002

	Witness the due execution hereof this 1st day of November, 2002.


MORGAN ASSET MANAGEMENT, INC.

By:  /s/ Carter E. Anthony
Name:  Carter E. Anthony
Title:  President


REGIONS MORGAN KEEGAN SELECT FUNDS

By:  /s/ Heather W. Froehlich
Name:  Heather W. Froehlich
Title  Vice President